Exhibit 107

Calculation of Filing Fee Tables

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Common Stock, $0.01 par value per share	Rule 457	(p)	$939,186,086		$939,186,086		(1	)(2)	S-3	333-229489	February 1, 2019	$163,650
	Total Offering Amounts						$939,186,086		$87,063
	Total Fees Previously Paid								$163,650
	Total Fee Offsets								$163,650
	Net Fee Due								$—	(1)(2)

(1)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended , or the Securities Act, based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-262424, except with respect to unsold securities that have been previously registered.

(2)

Securities being offered under this prospectus supplement include unsold securities previously registered on the prospectus supplement filed pursuant to Rule 424(b)(5) on August 6, 2021, or the Prior Prospectus Supplement, and an accompanying prospectus dated February 1, 2019, pursuant to a Registration Statement on Form S-3 (File No. 333-229489) filed with the Securities and Exchange Commission, or the SEC, on February 1, 2019. As of the date hereof, the registrant has not sold $939,186,086 of the securities registered pursuant to the Prior Prospectus Supplement (the “Unsold Securities”). In connection with the registration of such Unsold Securities, the registrant paid a registration fee of $163,650, which will continue to be applied to such Unsold Securities. In accordance with Rule 415(a)(6) under the Securities Act, $939,186,086 aggregate amount of Unsold Securities are included in this prospectus supplement. Accordingly, no registration fee is being paid at this time. Pursuant to Rule 415(a)(6), this “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the current registration statement on Form S-3 filed with the SEC on January 31, 2022 (File No. 333-262424) to continue the offering of Unsold Securities initially registered under the Prior Prospectus Supplement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Annaly Capital Management, Inc.	S-3	333-229489		February 1, 2019	$163,650	Common Stock, $0.01 par value per share			$939,186,086
Fee Offset Sources

2